UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2009

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2009, the Board of Directors (the “Board”) of The Brink’s Company (the “Company”) appointed Paul G. Boynton as a director of the Company and a member of the Board’s Executive Committee, effective at the Board’s February 2010 meeting.  Mr. Boynton will be eligible to participate in the Company’s compensation arrangements for non-employee directors, as described in the Company’s annual proxy statements.

On November 13, 2009, Roger G. Ackerman notified the Company that he intends to resign from his position as a director of the Company, effective as of the date of the Company’s 2010 Annual Meeting of Shareholders.  Mr. Ackerman has served with distinction on the Board since 1991 and the Company appreciates his contributions during his tenure.

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 13, 2009, the Board approved an amendment to Article V of the Bylaws of the Company to increase the number of persons serving on the Board.  This amendment will become effective immediately before the Board’s February 2010 meeting.

Item 8.01.        Other Events.

On November 13, 2009, the Board affirmatively determined that Mr. Boynton is independent under the listing standards of the New York Stock Exchange and the independence determination guidelines described in the Company’s Corporate Governance Policies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: November 13, 2009	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President